Exhibit 99.1
Domo Announces CFO Transition

David Jolley to step down as Chief Financial Officer, moving to Senior Advisor role

Tod Crane to be promoted to Chief Financial Officer

SILICON SLOPES, Utah – August 29, 2024 – Today Domo (Nasdaq: DOMO) announced that David Jolley will step down as Domo’s Chief Financial Officer due to personal health challenges. He will transition out of the CFO role at the end of the third quarter, and after that time, will continue to support the company and its executive team as a Senior Advisor.

Domo’s SVP of Finance, Tod Crane, will be promoted to Chief Financial Officer. Joining Domo in 2015, Tod has held several finance leadership roles, and in recent months, has worked closely with David across all aspects of Domo’s financial operations and investor relationships.

“I want to thank David for his contributions as CFO at Domo. His passion for innovation and growth drove strong operational excellence and efficiency, and I am grateful for his leadership and partnership,” said Josh James, founder and CEO, Domo. “Thankfully, we will still have David in a senior advisory capacity, and I am delighted to have Tod Crane step into the CFO role. I have had the pleasure of working closely with Tod over his nearly decade tenure at Domo, and I strongly believe Tod has the experience and insights Domo needs for our path back to growth.”

“Over the past year or so, I have experienced significant complications with my eyesight, including having lost over 90% of the vision in my right eye. Despite several surgeries to remediate the issues, I was recently informed that my eyesight cannot be corrected and in fact, am at a high risk of losing the vision in my left eye as well. After a lot of reflection and conversations, I’ve decided that it is time for me to move out of the day-to-day role of CFO,” commented Jolley. “I’m incredibly honored to have served as Domo’s CFO, and for the opportunity ahead to stay involved as a Senior Advisor. I have the utmost confidence in Tod Crane, given his deep financial knowledge and expertise of Domo, and I look forward to a very long relationship with the company.”

About Tod Crane
Tod Crane has been a strategic member of Domo’s Finance team for nearly 10 years, where he has overseen areas including FP&A, SEC reporting, debt and equity transactions, and revenue recognition. He brings over 15 years of finance leadership experience to his role as CFO at Domo, and plays a key role in the company’s strategic planning and investor relations. Prior to joining Domo, Tod spent more than five years at Ernst & Young, where he advised public companies in a variety of industries.

About Domo
Domo puts data to work for everyone so they can multiply their impact on the business. Our cloud-native data experience platform goes beyond traditional business intelligence and analytics, making data visible and actionable with user-friendly dashboards and apps. Underpinned by AI, data science and a secure data foundation that connects with existing cloud and legacy systems, Domo helps companies optimize critical business processes at scale and in record time to spark the bold curiosity that powers exponential business results.

For more information, visit www.domo.com. You can also follow Domo on LinkedIn, X and Facebook.

Domo is a registered trademark of Domo, Inc.

Forward-Looking Statements
This press release contains forward-looking statements or information within the meaning of applicable securities legislation, including Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements of our Chief Financial Officer and regarding our future opportunities, growth and go-to-market capabilities. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the caption “Risk Factors” and elsewhere in our filings with the SEC, including, without limitation, the Annual Report on Form 10-K for the fiscal year ended January 31, 2024 filed with the SEC on March 28, 2024 and the Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2024 filed with the SEC on June 7, 2024. All information provided in this press release is as of the date hereof, and we undertake no duty to update, republish, or revise this information unless required by law.